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                                                                  EXHIBIT 10.2

CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO REGULATION 240.25B-2B OF THE SECURITIES EXCHANGE ACT OF 1934. [*] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST AND IS FILED SEPARATELY WITH THE COMMISSION.


   AMENDMENT TO CHIRON CORP. - RIBOZYME PHARMACEUTICALS, INC. COLLABORATIVE
             RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This Amendment to Chiron Corp. - Ribozyme Pharmaceuticals, Inc Collaborative Research, Development and Commercialization Agreement ("Amendment") is entered into effective as of March 20, 2001 (the "Effective Date") by and between Chiron Corporation, a Delaware corporation having a place of business at 4560 Horton Street, Emeryville, California 94608 ("Chiron"), and Ribozyme Pharmaceuticals, Inc., a Delaware corporation having a place of business at 2950 Wilderness Place, Boulder, Colorado 80301 ("RPI").


                                   RECITALS

     A. RPI and Chiron are parties to that certain Chiron Corp. - Ribozyme Pharmaceuticals, Inc Collaborative Research, Development and Commercialization Agreement effective as of July 15, 1994, as amended by that certain letter agreement between Chiron and RPI effective October 8, 1998 (together, the "Agreement").

     B. Pursuant to the Agreement, RPI and Chiron have evaluated certain targeted genetic sequences for potential clinical development and commercialization as human therapeutics or diagnostics within the Field. The parties now seek to modify their rights and obligations under the Agreement with respect to a certain Named Target on the terms and conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.   Definitions.  Unless otherwise defined herein, the terms in this Amendment
     -----------
     shall have the same meaning given them in the Agreement.

     1.1  "HIV" shall mean human immunodeficiency virus.

2.   HIV as Named Target.  The parties hereby agree that, as of the Effective
     -------------------
     Date of this Amendment, (i) HIV shall cease to be a Named Target and may not hereafter be nominated as a Named Target, a Suggested Target or a Potential Named Target under the Agreement and (ii) RPI shall be entitled to all rights of a Developing Party of a Solely

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     Developed Product with respect to any Product containing or utilizing an
     HIV Target ("HIV Product"), subject to the following terms and conditions.

     2.1 In partial consideration for the rights granted pursuant to Section 2 above, RPI shall pay to Chiron a non-refundable, non-creditable fee in the amount of Two Hundred Seventy-Five Thousand Dollars ($275,000) ("HIV Fee") payable as follows: RPI shall transfer to Chiron within ten (10) days of the Effective Date, pursuant to RPI's standard form of stock transfer agreement, such number shares of RPI common stock at the average of the closing price for RPI's common stock on each of the ten (10) consecutive Business Days prior to the Effective Date (rounding down to the nearest share) equal to the HIV Fee. "Business Day" shall mean any date upon which NASDAQ is open for trading.

     2.2 Chiron and RPI waive their rights under Section 8.5 of the Agreement with respect to any HIV Product.

     2.3 With respect to any HIV Product, Chiron shall be a Non-Developing Party, provided however that any royalty obligations payable to Chiron under Section 8.6 of the Agreement shall be modified as follows:

          In partial consideration for the rights granted pursuant to Section 2 above, RPI shall pay to Chiron royalties according to the following schedule on the Net Sales of each HIV Product developed and commercialized by RPI:

          Annual Net Sales                        Royalty
          ----------------                        -------

          [ * ]                                   [ * ]
          [ * ]                                   [ * ]
          [ * ]                                   [ * ]
          [ * ]                                   [ * ]

3.   Rights to Collaboration Technology.   RPI shall have the right to use and
     ----------------------------------
     sublicense Jointly Owned Technology in connection with the development, manufacture and commercialization of any HIV Product but shall have no right to use any Chiron Core Technology, Chiron Developed Technology and Chiron Additional Contributed Technology in connection with the development, manufacture and commercialization of any HIV Product.

4.   Representations and Warranties.
     ------------------------------

     4.1 Each party represents that it (i) has all right, power and authority necessary to enter into this Amendment and to grant the rights granted herein, (ii) has obtained all approvals and authorizations that it is required to obtain in connection with this Amendment under applicable laws and regulations, and (iii) has not entered, and

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          will not enter, into any arrangements or agreements inconsistent with this Agreement.

     4.2 RPI represents and warrants to Chiron that RPI has not, to the best of its knowledge, infringed, and covenants that RPI will not knowingly and willfully infringe, any intellectual or proprietary property rights owned or controlled by Chiron, including without limitation, any patents or patent applications, and, specifically without limitation, any Chiron Core Technology, Chiron Developed Technology or Chiron Additional Contributed Technology. RPI shall indemnify and hold Chiron, its directors, officers, employees, agents, and Affiliates harmless against all claims, demands, damages, liabilities, losses, costs and expenses, including without limitation attorney's fees, resulting from or arising out of any material breach by RPI of any of RPI's representations, warranties or covenants hereunder.

5.   Entire Agreement.  The terms and conditions herein contained constitute the
     ----------------
entire agreement between the parties hereto with respect to the subject matter hereof and supersede all previous agreements and understandings, whether oral or written, between the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by duly authorized officers or representatives as of the date first above written.


CHIRON CORPORATION                           RIBOZYME PHARMACEUTICALS, INC.


By: /s/ Lewis T. Williams                    By: /s/ Ralph E Christoffersen
    ---------------------------------------      -------------------------------

Print Name: Lewis T. Williams, M.D., Ph.D.   Print Name: Ralph E. Christoffersen
            -------------------------------              -----------------------

Title: Chief Scientific Officer, Pres., R&D  Title: Chief Executive Officer
       ------------------------------------         ----------------------------

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